As filed with the Securities and Exchange Commission on September 27, 1995.
                                             Registration No. 33-
==========================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                    ------------------------------

                               FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    ------------------------------

                       NU-WEST INDUSTRIES, INC.
        (Exact name of registrant as specified in its charter)
                    ------------------------------

          DELAWARE                             82-0415557
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
 incorporation or organization)

                       8400 EAST PRENTICE AVENUE
                              SUITE 1320
                       ENGLEWOOD, COLORADO 80111
                            (303) 721-1396
      (Address of principal executive offices including zip code)

                  1994 EMPLOYEE STOCK INCENTIVE PLAN
                NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                      (Full titles of the plans)
                    ------------------------------

            STEVEN W. GAMPP                      WITH COPIES TO:
VICE PRESIDENT, TREASURER AND SECRETARY       KENNETH S. WITT, ESQ.
        NU-WEST INDUSTRIES, INC.          DAVIS, GRAHAM & STUBBS, L.L.C.
  8400 EAST PRENTICE AVENUE, SUITE 1320     370 17TH STREET, SUITE 4700
       ENGLEWOOD, COLORADO 80111              DENVER, COLORADO 80202
            (303) 721-1396
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)
                    ------------------------------

                    CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                       Proposed maximum         Proposed
                                        Amount to be    offering price      maximum aggregate        Amount of
Title of securities to be registered     registered      per unit<F1>       offering price<F2>   registration fee
====================================================================================================================
Common Stock, par value $.01               265,001          $6.41              $1,698,236.25           $585.60
per share                                  shares
====================================================================================================================

<F1>  Weighted average price of outstanding options.
<F2>  Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h), and is based upon the sum of the product of options for 265,001 shares times their respective exercise prices.

                           EXPLANATORY NOTE

          This Registration Statement covers the registration of
(i) 260,834 shares of Common Stock of Nu-West Industries, Inc., a Delaware corporation (the "Company"), issuable pursuant to options outstanding under the Company's 1994 Employee Stock Incentive Plan (the "Employee Plan"); and (ii) 4,167 shares of Common Stock issuable to a director of the Company pursuant to an option outstanding under the Company's Nonemployee Director Stock Option Plan (the "Directors' Plan" and, together with the Employee Plan, the "Plans").

          Although up to 1,800,000 shares of Common Stock are issuable under the Employee Plan and up to 300,000 shares are issuable under the Directors' Plan, only shares covered by outstanding options are being registered hereunder. A cash tender offer for the Company's Common Stock is pending, and the Company does not anticipate that any additional options or stock will be issued under the Plans.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Company with the Commission are hereby incorporated in this Registration Statement by reference:

          (a)  Annual Report on Form 10-K for the year ended June 30,
               1995;

          (b) All other reports filed pursuant to Section 12(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since June 30, 1995;

          (c) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's
               Registration Statement on Form 8-A, as filed with the Commission on December 29, 1988;

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

4.        DESCRIPTION OF SECURITIES.

          Not applicable.

5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations. The Company's Bylaws and Restated Certificate of Incorporation provide that the Company shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. The Company maintains a directors and officers insurance policy with a $20,000,000 coverage limit per occurrence and in the aggregate per year.

          Each of the Plans provides that no member of the Committee administering the plan shall be personally liable for any action, determination or interpretation made in good faith

with respect to the plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

          In addition, the Company's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under
Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.

          Pursuant to the Agreement and Plan of Merger dated August 9, 1995 (the "Merger Agreement") among the Company, Agrium Acquisition Corporation, a Delaware corporation (the "Purchaser") and Agrium Inc., a Canadian corporation (the "Parent"), the Company must indemnify and hold harmless, and after the effective date of the merger of the Purchaser with and into the Company (the "Effective Date"), the Parent and the surviving corporation must indemnify and hold harmless, each present employee, agent, director or officer of the Company and the Company's subsidiaries (the "Indemnified Parties") (a) with respect to any losses, claims, damages, liabilities, costs and expenses, including reasonable attorneys' and expert witness fees, arising out of or pertaining to any action or omission occurring prior to the Effective Date (including any which arise out of or pertain to the transactions contemplated by the Merger Agreement) and (b) as provided in their respective charters or by-laws in effect at the date hereof (to the extent consistent with applicable law), which provisions will survive the merger and will continue in full force and effect for a period of not less than five years from the Effective Date.

7.        EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

8.        EXHIBITS

          4.1  Restated Certificate of Incorporation,/1/ as amended.

          4.2  Bylaws, as amended./2/

          4.3  Specimen Stock Certificate./3/

          4.4  Nonemployee Director Stock Option Plan./4/

          4.5  1994 Employee Stock Incentive Plan./4/

          5.1  Opinion and Consent of Davis, Graham & Stubbs, L.L.C.

         23.1  Consent of Davis, Graham & Stubbs, L.L.C.  See
               Exhibit 5.1.

         23.2  Consent of Arthur Anderson LLP.

         24.1  Power of Attorney (see pages II-5 to II-6).

- ---------------------

/1/ Incorporated herein by reference from the Exhibits to the Company's Registration Statement on Form S-1 as filed on November 9, 1988 (Registration No. 33-25448), the Company's Report on Form 10-Q, as filed on November 12, 1993 and the Company's Report on Form 10-Q, as filed on January 31, 1995.

/2/ Incorporated herein by reference from the Exhibits to Amendment No. 1 to the Company's Registration Statement on Form S-1 as filed on November 18, 1988 (Registration No. 33-25448).

/3/ Incorporated herein by reference from the Exhibits to the Company's Registration Statement on Form S-1 as filed on
     November 9, 1988 (Registration No. 33-25448).

/4/ Incorporated herein by reference from the Exhibits to the Company's Proxy Statement as filed on October 11, 1994.

9.        UNDERTAKINGS

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by adirector, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 27th day of September, 1995.

                              NU-WEST INDUSTRIES, INC.


                              By Steven W. Gampp
                                --------------------------------------
                                 Steven W. Gampp, Vice President,
                                 Treasurer and Secretary


                           POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Steven W. Gampp, Craig D. Harlen and Mark R. Sanders, or any of them, with full power to act alone, his true and lawful attorneys-in-fact, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                   Title                   Date

Craig D. Harlen
- ----------------------  Chairman of the Board,        September 27, 1995
Craig D. Harlen         President and Chief Executive
                        Officer (Principal Executive
                        Officer)

Mark R. Sanders
- ----------------------  Senior Vice President, Chief  September 27, 1995
Mark R. Sanders         Financial Officer and Director
                        (Principal Financial and
                        Accounting Officer)


- ----------------------  Director                      September __, 1995
Cecil D. Andrus

Wesley W. Lang
- ----------------------  Director                      September 27, 1995
Wesley W. Lang

Peter B. Pfister
- ----------------------  Director                      September 27, 1995
Peter B. Pfister

                             EXHIBIT INDEX

Exhibit                                                      Sequential
  No.  Description                                            Page No.
- -----------------------------------------------------------------------

  5.1  Opinion and Consent of Davis, Graham & Stubbs, L.L.C.

 23.1  Consent of Davis, Graham & Stubbs, L.L.C.
       See Exhibit 5.1.

 23.2  Consent of Arthur Anderson LLP.


                                   II-7